Exhibit 10.25
AMENDMENT NO. 1 TO NOTE
This Amendment No. 1 to Note is entered as of May 24, 2013 (this “Amendment”) by and between Valeritas, Inc., a Delaware corporation (the “Issuer”) and WCAS Capital Partners IV, L.P., a Delaware limited partnership (the “Holder”).
W I T N E S S E T H:
WHEREAS, reference is made to that certain Note dated as of September 8, 2011 by the Issuer in favor of the Holder in the original principal amount of $5,000,000 (as amended, amended and restated, supplemented or modified, the “Note”);
WHEREAS, the Issuer and the Holder desire to amend the Note as set forth herein;
NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Holder agree as follows:
1. Payment. The second paragraph of the Note (which commences with the words “FOR VALUE RECEIVED”) is hereby deleted in its entirety and replaced with the following:
FOR VALUE RECEIVED, the Issuer promises to pay to WCAS Capital Partners IV, L.P., a Delaware limited partnership (“CP IV”). or a transferee thereof (together with CP IV’s successors and transferees, the “Holder”), the aggregate principal sum of Five Million U.S. Dollars (U.S. $5,000,000) on the Maturity Date and to pay interest in kind (and not in cash) (each, an “Interest Payment”) on the principal sum outstanding from time to time under this Note (the “Outstanding Principal Amount”) in accordance with the terms herein. Interest on this Note will accrue at the rate per annum equal to 12% and will be due and payable in kind (and not in cash) and in arrears by automatically adding accrued interest (the “PIK Interest”) to the Outstanding Principal Amount on each June 30 and December 31 (each an “Interest Payment Date”), commencing with June 30, 2013; provided that all interest that was accrued and unpaid prior to May 24, 2013 shall be paid in full in cash on May 24, 2013. All PIK Interest added to the Outstanding Principal Amount shall thereafter be included in the Outstanding Principal Amount for all purposes hereunder. If the Issuer fails to pay any Outstanding Principal Amount when due, at maturity, on redemption, upon acceleration or otherwise (the amount of such payment, a “Payment Amount”), then any portion of the Payment Amount shall bear interest at a rate per annum equal to 14% (or, if less, the maximum interest rate then permitted by applicable law) from the due date thereof (whether at maturity, upon acceleration or otherwise) until paid in full in cash.
2. Article 1 (Definitions) of the Note is hereby amended as follows:
(a) The following new definitions are hereby inserted in the appropriate alphabetical order:
“Capital Royalty Debt” means all Indebtedness of the Issuer arising under or in connection with that certain Term Loan Agreement dated as of May 24, 2013 among the Issuer, as borrower, the subsidiary guarantors from time to time party thereto, Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., as lenders, as amended, amended and restated, supplemented or modified from time to time.

“PIK Interest” has the meaning set forth on the first page of this Note.
“Subordination Agreement” means the Subordination Agreement dated as of May 24, 2013 among the Holder, Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P. and the Issuer.
(b) The definition of “Senior Debt” is hereby deleted in its entirety and replaced with the following:
“Senior Debt” means any Indebtedness of the Issuer or one of its Restricted Subsidiaries permitted to be incurred under the terms of this Note (including, without limitation, the Capital Royalty Debt), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to this Note; provided, however, that Senior Debt shall not include:
(A) accounts payable or any other obligations of the Issuer or a Restricted Subsidiary to trade creditors created or assumed by the Issuer or a Restricted Subsidiary in the ordinary course of business in connection with the obtaining of materials or services (including guarantees thereof or instruments evidencing such liabilities);
(B) any liability for U.S. Federal, state, local or other taxes owed or owing by the Issuer or a Restricted Subsidiary;
(C) any obligation of the Issuer or a Restricted Subsidiary to any Subsidiary; or
(D) any obligations with respect to any Equity Interests of the Issuer.
3. Section 6.01 (Limitations on Indebtedness) of the Note is hereby amended by (a) deleting the “or” at the end of clause (g) therein, (b) deleting the “ . ” at the end of clause (h) therein and inserting “; or” in lieu thereof and (c) inserting the following new clause (i) in the appropriate alphabetical order:
(i) the Capital Royalty Debt.
4. The Note is amended by inserting the following new Article 21 in the appropriate numerical order:
ARTICLE 21
SUBORDINATION
This Note is subject to the terms and conditions of the Subordination Agreement. In the event of any conflict between any provision in this Note and a provision in the Subordination Agreement, such provision of the Subordination Agreement shall control. No right, power or remedy granted to the Holder hereunder or under any document executed in connection with this Note shall be exercised by the Holder in contravention of the Subordination Agreement

5. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and conditions of the Note remain in full force and effect and are hereby ratified. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Note, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Holder may now have or may have in the future under or in connection with the Note, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Note”, “herein”, “hereof” and words of like import shall mean the Note as amended hereby. This Amendment shall be construed in connection with and as part of the Note. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment. This Amendment shall be governed by and construed in accordance with the law of the State of New York. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

VALERITAS, INC.

By:
	Name:	Kristine Peterson
	Title:	CEO

ACKNOWLEDGED AND AGREED as of the date first above written:

WCAS CAPITAL PARTNERS IV, L.P.

By:	WCAS CP IV Associates LLC, its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO WCAS NOTE AMENDMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

VALERITAS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first above written:

WCAS CAPITAL PARTNERS IV, L.P.

By:	WCAS CP IV Associates LLC, its General Partner

By:
Name: Jon Rather
Title: Managing Member